UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2004

PTEK HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	000-27778	59-3074176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Rd., NE, Suite 700, Atlanta, GA 30326

(Addresses of Principal Executive Offices, including Zip Code)

(404) 262-8400

(Registrant’s Telephone Number, including Area Code)

Item 5. Other Events and Required FD Disclosure

On June 16, 2004, PTEK Holdings, Inc. (“PTEK” or the “Company”) issued a press release announcing that Boland T. Jones, Chairman and Chief Executive Officer, and Jeffrey A. Allred, President and Chief Operating Officer, have established 10b5-1 plans to sell a portion of their holdings of PTEK’s common stock. Proceeds from the sales will be used to repay certain debt to the Company and to diversify personal investment portfolios.

Under the plans, beginning no earlier than two trading days after the Company reports results for the second quarter, Mr. Jones will sell an aggregate of up to 1.2 million shares, and Mr. Allred will sell an aggregate of up to 350,000 shares. Subject to certain price limitations, sales will be made in weekly installments over a period of six months. Following completion of the planned sales, and assuming all of the shares subject to the plans are sold, Mr. Jones will beneficially own in excess of 3.4 million shares of PTEK common stock, and Mr. Allred will beneficially own approximately 1 million shares. Appropriate securities filings reporting the sales will be made with the Securities and Exchange Commission when due.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

The following exhibit is filed herewith as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release, dated June 16, 2004, announcing 10b5-1 plans for executive officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTEK HOLDINGS, INC.

/s/ L. Scott Askins
L. Scott Askins
Senior Vice President – Legal,
General Counsel and Secretary

Date:	June 16, 2004

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated June 16, 2004, announcing 10b5-1 plans for executive officers